UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2015

New York REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 8, 2015, New York REIT, Inc. (the “Company”), through a wholly owned subsidiary of its operating partnership, entered into an agreement of purchase and sale to sell 163 Washington Avenue, a 17-story institutional quality apartment building consisting of 49 rental units, one commercial unit and 38 parking spaces located in Brooklyn, New York (the “Property”), for a contract price of $38.05 million. The sale of the Property is part of the Company’s previously announced strategic initiatives to enhance stockholder value by selling certain non-core assets. A copy of the press release announcing the foregoing is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated September 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK REIT, INC.

Date: September 10, 2015	By:	/s/ Michael A. Happel
Michael A. Happel
Chief Executive Officer and President